IMMEDIATE RELEASE

TOWNSQUARE REPORTS AN ALL-TIME RECORD ADJUSTED EBITDA AND
STRONG NET REVENUE GROWTH
Adjusted EBITDA Exceeds 2019 Levels for the Third Consecutive Quarter
Delivers Record High Townsquare Interactive Net Subscriber Adds (+1,350 in Q2)
Digital Revenue 47% of Total Net Revenue in 1H 2021

Purchase, NY – August 3, 2021 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today financial results for the second quarter ended June 30, 2021.

"Townsquare’s strong performance continued in the second quarter of 2021, with significant growth in net revenue, Adjusted EBITDA, net subscribers and net income. In the second quarter of 2021, net revenue increased +45% year over year, but more importantly, Townsquare achieved 99.4% of Q2 2019’s net revenue when excluding Live Events net revenue (in Q2 2019 there was $6.3 million of Live Events net revenue). Total digital revenue growth accelerated to +36% year over year (+27% vs. Q2 2019), contributing approximately 47% of Townsquare’s total net revenue in the first six months of 2021. Over the next three years, we expect double-digit digital net revenue growth to continue, fueling the growth of our digital platform from $180 million of revenue (on a trailing twelve-month basis as of June 30, 2021) to $250 million," commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. "Most impressively, I am extremely proud to report that Townsquare’s second quarter Adjusted EBITDA of $30.3 million not only exceeded our expectations, our previously stated guidance, and 2019 levels (+1% vs. Q2 2019), but it was also the highest Adjusted EBITDA generated in any single quarter in Townsquare’s history. To accomplish this strong result only one year after the start of the pandemic is a testament to the strength of the Townsquare Team, our digital platform and solutions for local businesses, and our careful expense management efforts."

Mr. Wilson continued, "As a Digital First Company, our digital revenue and profit growth has accelerated, driving the diversification of our business, total Company growth and separation from our local competition. I am incredibly optimistic about Townsquare’s future, and very proud that we are on the path to achieving 2019’s Adjusted EBITDA in 2021, on the verge of a full revenue recovery in 2021, and plan on delivering strong revenue and profit growth in 2022."

Second Quarter Highlights*
•As compared to the second quarter of 2020:
•Net revenue increased 44.9%, and 45.7% excluding political revenue
•Net income increased $36.9 million to $10.1 million
•Adjusted EBITDA increased $28.2 million to $30.3 million, an all-time Company high
•Digital net revenue increased 36.0%
•Townsquare Interactive net subscription revenue increased 19.7% to $20.2 million
•Townsquare Interactive Adjusted Operating Income increased 18.5% to $6.1 million
•Advertising net revenue increased 50.4%, and 51.4% excluding political revenue
•Live Events net revenue increased $1.2 million to $1.2 million
•Net revenue excluding Live Events achieved 99.4% of Q2 2019 levels
•Diluted income per share was $0.50, and Adjusted Net Income per diluted share was $0.53
•Townsquare Interactive added approximately 1,350 net subscribers, achieving an all-time record high number of quarterly net subscribers

Year to Date Highlights*
•As compared to the six months ended June 30, 2020:
•Net revenue increased 17.1%, and 17.9% excluding political revenue
•Net income increased $90.4 million to $4.0 million
•Adjusted EBITDA increased $32.8 million to $50.4 million
•Digital net revenue increased 24.2% to represent 46.8% of total net revenue
•Townsquare Interactive net subscription revenue increased 17.4% to $39.2 million
•Townsquare Interactive Adjusted Operating Income increased 24.1% to $12.0 million

•Advertising net revenue increased 18.2%, and 19.3% excluding political revenue
•Live Events net revenue decreased 50.0%
•Net revenue excluding Live Events achieved 99.8% of 1H 2019 levels
•Generated Cash Flows from Operations of $31.2 million
•Issued $550.0 million of 6.875% senior secured notes due 2026
•Completed the repurchase of 100% of Oaktree Capital’s equity interest in the Company for $6.40 per security, representing a 19% discount to the pre-announcement share price (39% as of the March 9, 2021 closing date)
•Townsquare Interactive added approximately 2,200 net subscribers

*See below for discussion of non-GAAP measures.

Segment Reporting
We have three reportable operating segments, Townsquare Interactive, our digital marketing solutions subscription business, Advertising, which includes broadcast and digital advertising products and solutions, and Live Events, which is comprised of the Company’s live events, including concerts, expositions and other experiential events.

Quarter Ended June 30, 2021 Compared to the Quarter Ended June 30, 2020

Net Revenue
Net revenue for the quarter ended June 30, 2021 increased $33.3 million, or 44.9%, to $107.3 million, as compared to $74.1 million in the same period last year. Townsquare Interactive net subscription revenue increased $3.3 million, or 19.7%, to $20.2 million, Advertising net revenue increased $28.8 million, or 50.4%, to $85.9 million, and Live Events net revenue increased $1.2 million to $1.2 million, each as compared to the same period last year. Excluding political revenue, net revenue increased $33.4 million, or 45.7%, to $106.6 million, and Advertising net revenue increased $28.9 million, or 51.4%, to $85.2 million.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended June 30, 2021 increased $28.2 million to $30.3 million, as compared to $2.1 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $28.3 million to $29.6 million, as compared to $1.3 million in the same period last year.

Net Income (Loss)
Net income for the quarter ended June 30, 2021 increased $36.9 million to $10.1 million, as compared to net loss of $26.8 million in the same period last year.

Six Months Ended June 30, 2021 Compared to the Six Months Ended June 30, 2020

Net Revenue
Net revenue for the six months ended June 30, 2021, increased $28.6 million or 17.1%, to $196.1 million, as compared to $167.5 million in the same period last year. Townsquare Interactive net subscription revenue increased $5.8 million, or 17.4%, to $39.2 million, Advertising net revenue increased $24.0 million, or 18.2%, to $155.7 million, and Live Events net revenue decreased $1.2 million, or 50.0%, to $1.2 million, each as compared to the same period last year. Excluding political revenue, net revenue increased $29.6 million, or 17.9%, to $194.9 million, and Advertising net revenue increased $25.0 million, or 19.3%, to $154.5 million.

Adjusted EBITDA
Adjusted EBITDA for the six months ended June 30, 2021, increased $32.8 million to $50.4 million, as compared to $17.6 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $33.7 million to $49.4 million, as compared to $15.7 million in the same period last year.

Net Income (Loss)
Net income for the six months ended June 30, 2021, increased $90.4 million to $4.0 million, as compared to net loss of $86.4 million in the same period last year. Net loss in 2020 was primarily driven by approximately $107.1 million of non-cash impairment charges to our FCC licenses.

Liquidity and Capital Resources
As of June 30, 2021, we had a total of $25.1 million of cash and cash equivalents and $550.0 million of outstanding indebtedness, representing 5.8x and 5.5x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended June 30, 2021 of $94.9 million.

The table below presents a summary, as of July 30, 2021, of our outstanding common stock, and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding	Description
Class A common stock	12,176,369	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	3,461,341	No votes.[1]
Warrants	162,696	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $16.[2]
Total	16,615,702
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[2] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain second quarter 2021 financial results on Tuesday, August 3, 2021 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13721452. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through August 10, 2021. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 13721452. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital media, digital marketing solutions and radio company focused outside the Top 50 markets in the U.S. Our assets include Townsquare Interactive, a digital marketing services subscription business providing websites, search engine optimization, social platforms and online reputation management for approximately 24,950 SMBs; Townsquare IGNITE, a proprietary digital programmatic advertising technology with an in-house demand and data management platform; and Townsquare Media, our portfolio of 322 local terrestrial radio stations in 67 cities with corresponding local news and entertainment websites and apps including legendary brands such as WYRK.com, WJON.com, and NJ101.5.com along with a network of national music brands including XXLmag.com, TasteofCountry.com, UltimateClassicRock.com and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof or as of the date specified herein. Risks and uncertainties that could have a material impact on our business and financial results include, but are not limited to, general economic conditions in the United States, or in the specific markets in which we currently do business, industry conditions, legislative or regulatory requirements, the continuation or worsening of the effects from the COVID-19 pandemic, its scope, duration and impact on our business, financial results, cash flows and liquidity, as well as the impact on our clients and customers, the success of our mitigation efforts in response to the COVID-19 pandemic, our performance in any recovery from the COVID-19 pandemic, the performance of financial and credit markets, our ability to comply with the covenants and obligations under our outstanding debt, including meeting required payments of principal and interest, our ability to access debt or equity capital on attractive terms or at all, potential downgrades to our credit ratings, and certain other events, including future disease outbreaks and pandemics. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 16, 2021, for a discussion of additional factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted Operating Income as operating income before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairment of goodwill, long-lived and intangible assets and net loss (gain) on sale and retirement of assets. We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, interest expense, net, repurchase of debt, transaction costs, depreciation and amortization, stock-based compensation, business realignment costs, impairment of goodwill, impairment of long-lived and intangible assets, impairment of investments, net (income) loss from discontinued operations, net of income taxes, net (loss) gain on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income (loss) before the deduction of transaction costs, business realignment costs, impairment goodwill, impairment of long-lived and intangible assets, impairment of investments, net loss (gain) on sale and retirement of assets, gain on repurchase of debt and insurance recoveries, net income attributable to non-controlling interest, net of income taxes, and net loss from discontinued operations, net of income taxes. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of June 30, 2021, divided by our Adjusted EBITDA for the twelve months ended June 30, 2021. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted Operating Income to evaluate the operating performance of our business segments. We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net loss (gain) on sale and retirement of assets, business realignment costs, certain impairments, and net income (loss) from discontinued operations. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, except share and per share data)
(unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$25,146	$83,229
Accounts receivable, net of allowance of $6,945 and $7,051, respectively	54,689	58,634
Prepaid expenses and other current assets	11,455	12,428
Current assets held for sale	629	—
Total current assets	91,919	154,291
Property and equipment, net	107,764	111,871
Intangible assets, net	280,510	281,160
Goodwill	157,947	157,947
Investments	17,609	11,501
Operating lease right-of-use-assets	46,274	48,290
Other assets	1,503	2,948
Restricted cash	494	494
Total assets	$704,020	$768,502
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,259	$9,056
Deferred revenue	8,585	8,847
Accrued compensation and benefits	9,094	12,462
Accrued expenses and other current liabilities	21,365	21,524
Operating lease liabilities, current	7,387	7,517
Accrued interest	18,485	6,350
Total current liabilities	74,175	65,756
Long-term debt, less current portion (net of deferred finance costs of $9,536 and $2,369, respectively)	540,464	543,428
Deferred tax liability	13,167	10,326
Operating lease liability, net of current portion	41,860	44,661
Other long-term liabilities	3,435	3,576
Total liabilities	673,101	667,747
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 12,159,425 and 14,436,065 shares issued and outstanding, respectively	121	144
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 2,966,669 shares issued and outstanding, respectively	8	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,461,341 and 1,636,341 shares issued and outstanding, respectively	35	17
Total common stock	164	191
Additional paid-in capital	298,883	369,672
Accumulated deficit	(270,488)	(272,602)
Non-controlling interest	2,360	3,494
Total stockholders’ equity	30,919	100,755
Total liabilities and stockholders’ equity	$704,020	$768,502

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenue	$107,338	$74,055	$196,099	$167,488
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	71,591	64,408	136,118	135,958
Depreciation and amortization	4,996	4,761	9,725	10,045
Corporate expenses	5,452	7,570	9,586	13,960
Stock-based compensation	894	657	1,956	1,181
Transaction costs	390	1,213	5,105	2,240
Business realignment costs	66	456	256	2,167
Impairment of long-lived and intangible assets	95	28,655	95	107,715
Net loss (gain) on sale and retirement of assets	34	(10)	627	(12)
Total operating costs and expenses	83,518	107,710	163,468	273,254
Operating income (loss)	23,820	(33,655)	32,631	(105,766)
Other expense (income):
Interest expense, net	9,809	7,892	19,964	16,021
(Gain) loss on extinguishment and modification of debt	—	(1,159)	5,997	(1,159)
Other income, net	(40)	(961)	(377)	(734)
Income (loss) from operations before tax	14,051	(39,427)	7,047	(119,894)
Income tax provision (benefit)	3,977	(12,605)	3,082	(33,495)
Net income (loss)	$10,074	$(26,822)	$3,965	$(86,399)

Net income (loss) attributable to:
Controlling interests	$9,432	$(27,178)	$2,883	$(87,332)
Non-controlling interests	$642	$356	$1,082	$933

Basic income (loss) per share:
Attributable to common shares	$0.58	$(1.46)	$0.14	$(4.73)
Attributable to participating shares	$0.58	$—	$0.14	$0.08

Diluted income (loss) per share:	$0.50	$(1.46)	$0.13	$(4.73)

Weighted average shares outstanding:
Basic attributable to common shares	16,087	18,616	17,187	18,599
Basic attributable to participating shares	163	8,978	3,474	8,978
Diluted	18,837	27,594	22,730	27,577
Cash dividend declared per share	$—	$—	$—	$0.075

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$3,965	$(86,399)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,725	10,045
Amortization of deferred financing costs	674	759
Non-cash lease (income) expense	(261)	94
Net deferred taxes and other	2,841	(33,734)
Provision for doubtful accounts	901	2,246
Stock-based compensation expense	1,956	1,181
Loss (gain) on extinguishment and modification of debt	5,997	(1,159)
Write-off of deferred financing costs	—	79
Trade activity, net	(7,876)	(4,352)
Impairment of long-lived and intangible assets	95	107,715
Net loss on sale and retirement of assets	627	(12)
Gain on insurance recoveries	(225)	(1,065)
Gain on lease settlement	(233)	—
Gain on sale of investments	(262)
Other	6	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	2,799	17,993
Prepaid expenses and other assets	2,309	(774)
Accounts payable	88	420
Accrued expenses	(3,301)	(826)
Accrued interest	12,135	(85)
Other long-term liabilities	(729)	(274)
Net cash provided by operating activities - continuing operations	31,231	11,852
Net cash used in operating activities - discontinued operations	(33)	(175)
Net cash provided by operating activities	31,198	11,677
Cash flows from investing activities:
Purchase of property and equipment	(4,839)	(8,343)
Purchase of investments	(278)	(400)
Proceeds from insurance recoveries	225	1,172
Proceeds from sale of investments	532	—
Proceeds from sale of assets	307	102
Net cash used in investing activities	(4,053)	(7,469)
Cash flows from financing activities:
Repayment of term loans	(272,381)	(9,951)
Repurchase of 2023 Notes	(273,416)	(3,573)
Proceeds from the issuance of 2026 Notes	550,000	—
Prepayment fee on 2023 Notes	(4,443)	—
Deferred financing cost	(9,027)	—
Repurchase of Oaktree securities	(80,394)	—
Transaction costs related to Oaktree securities repurchase	(1,556)	—
Borrowings under the revolving credit facility	—	50,000
Repayment of borrowings under the revolving credit facility	—	(50,000)
Dividend payments	(60)	(4,201)
Proceeds from stock options exercised	9,702	49
Repurchase of stock	(1,400)	—
Cash distribution to non-controlling interests	(2,216)	(1,164)
Repayments of capitalized obligations	(37)	(20)
Net cash used in financing activities	(85,228)	(18,860)
Cash and cash equivalents and restricted cash:
Net decrease in cash, cash equivalents and restricted cash	(58,083)	(14,652)
Beginning of period	83,723	85,161
End of period	$25,640	$70,509

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$7,151	$15,746
Income taxes	484	444

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	—	22
Investments acquired in exchange for advertising(1)	$6,100	$2,300
Property and equipment acquired in exchange for advertising(1)	1,642	2,574
Accrued capital expenditures	183	810
Accrued financing fees	150	—

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$5,243	$5,412
Right-of-use assets obtained in exchange for operating lease obligations	$1,662	$3,193

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$25,146	$70,015
Restricted cash	494	494
	$25,640	$70,509

(1) Represents total advertising services to be provided by the Company in exchange for equity interests and property and equipment acquired during each of the six months ended June 30, 2021 and 2020, respectively. As the advertising services are performed, revenue related to the services provided is reflected as a component of Trade activity, net within net cash provided by operating activities. As of June 30, 2021 and June 30, 2020, respectively, $2.2 million and $1.8 million, respectively, in advertising services remained to be provided in future periods in exchange for equity interests that were acquired during each of the six months ended June 30, 2021 and 2020. Refer to Note 6, Investments, in the accompanying Notes to Consolidated Financial Statements for additional information related to our investments.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Advertising net revenue	$85,924	$57,137	50.4%	$155,681	$131,672	18.2%
Townsquare Interactive net revenue	20,220	16,886	19.7%	39,217	33,413	17.4%
Live Events net revenue	1,194	32	**	1,201	2,403	(50.0)%
Net revenue	107,338	74,055	44.9%	196,099	167,488	17.1%
Advertising direct operating expenses	56,775	52,572	8.0%	108,170	110,292	(1.9)%
Townsquare Interactive direct operating expenses	14,125	11,742	20.3%	27,190	23,720	14.6%
Live Events direct operating expenses	691	94	635.1%	758	1,946	(61.0)%
Direct operating expenses	71,591	64,408	11.2%	136,118	135,958	0.1%
Depreciation and amortization	4,996	4,761	4.9%	9,725	10,045	(3.2)%
Corporate expenses	5,452	7,570	(28.0)%	9,586	13,960	(31.3)%
Stock-based compensation	894	657	36.1%	1,956	1,181	65.6%
Transaction costs	390	1,213	(67.8)%	5,105	2,240	127.9%
Business realignment costs	66	456	(85.5)%	256	2,167	(88.2)%
Impairment of long-lived and intangible assets	95	28,655	(99.7)%	95	107,715	(99.9)%
Net loss (gain) on sale and retirement of assets	34	(10)	**	627	(12)	**
Total operating costs and expenses	83,518	107,710	(22.5)%	163,468	273,254	(40.2)%
Operating income (loss)	23,820	(33,655)	**	32,631	(105,766)	**
Other expense (income):
Interest expense, net	9,809	7,892	24.3%	19,964	16,021	24.6%
(Gain) loss on extinguishment and modification of debt	—	(1,159)	**	5,997	(1,159)	**
Other income, net	(40)	(961)	(95.8)%	(377)	(734)	(48.6)%
Income (loss) from operations before tax	14,051	(39,427)	**	7,047	(119,894)	**
Income tax provision (benefit)	3,977	(12,605)	**	3,082	(33,495)	**
Net income (loss)	$10,074	$(26,822)	**	$3,965	$(86,399)	**
** not meaningful

The following table presents net revenue and Adjusted Operating Income by segment, for the three and six months ended June 30, 2021, and 2020, respectively (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	(Unaudited)
	2021	2020	%Change	2021	2020	%Change
Advertising net revenue	$85,924	$57,137	50.4%	$155,681	$131,672	18.2%
Townsquare Interactive net revenue	20,220	16,886	19.7%	39,217	33,413	17.4%
Live Events net revenue	1,194	32	**	1,201	2,403	(50.0)%
Net revenue	$107,338	$74,055	44.9%	$196,099	$167,488	17.1%
Advertising Adjusted Operating Income	29,149	4,565	538.5%	47,511	21,380	122.2%
Townsquare Interactive Adjusted Operating Income	6,095	5,144	18.5%	12,027	9,693	24.1%
Live Events Adjusted Operating Income (Loss)	503	(62)	**	443	457	(3.1)%
Adjusted Operating Income	$35,747	$9,647	270.6%	$59,981	$31,530	90.2%
** not meaningful

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and six months ended June 30, 2021, and 2020, respectively (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	(Unaudited)
	2021	2020	%Change	2021	2020	%Change
Advertising net revenue	$85,924	$57,137	50.4%	$155,681	$131,672	18.2%
Townsquare Interactive net revenue	20,220	16,886	19.7%	39,217	33,413	17.4%
Live Events net revenue	1,194	32	**	1,201	2,403	(50.0)%
Net revenue	$107,338	$74,055	44.9%	$196,099	$167,488	17.1%
Advertising political revenue	764	886	(13.8)%	1,203	2,213	(45.6)%
Townsquare Interactive political revenue	—	—	—	—	—	—
Live Events political revenue	—	—	—	—	—	—
Political revenue	$764	$886	(13.8)%	$1,203	$2,213	(45.6)%
Advertising net revenue (ex. political)	85,160	56,251	51.4%	$154,478	$129,459	19.3%
Townsquare Interactive net revenue (ex. political)	20,220	16,886	19.7%	39,217	33,413	17.4%
Live Events net revenue (ex. political)	1,194	32	**	1,201	2,403	(50.0)%
Net revenue (ex. political)	$106,574	$73,169	45.7%	$194,896	$165,275	17.9%
** not meaningful

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income (Loss) for the three and six months ended June 30, 2021, and 2020, respectively (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)
	2021	2020	2021	2020
Net income (loss)	$10,074	$(26,822)	$3,965	$(86,399)
Income tax provision (benefit)	3,977	(12,605)	3,082	(33,495)
Net income (loss) from operations before income taxes	14,051	(39,427)	7,047	(119,894)
Transaction costs	390	1,213	5,105	2,240
Business realignment costs	66	456	256	2,167
Impairment of long-lived and intangible assets	95	28,655	95	107,715
Net loss (gain) on sale and retirement of assets	34	(10)	627	(12)
(Gain) loss on extinguishment and modification of debt	—	(1,159)	5,997	(1,159)
Gain on insurance recoveries	—	(1,065)	(225)	(1,065)
Net income attributable to non-controlling interest, net of income taxes	(642)	(356)	(1,082)	(933)
Adjusted net income (loss) before income taxes	13,994	(11,693)	17,820	(10,941)
Income tax provision (benefit)	3,961	(3,738)	7,794	(3,057)
Adjusted Net Income (Loss)	$10,033	$(7,955)	$10,026	$(7,884)

Adjusted Net Income (Loss) Per Share:
Basic	$0.62	$(0.43)	$0.58	$(0.42)
Diluted	$0.53	$(0.43)	$0.44	$(0.42)

Weighted average shares outstanding:
Basic	16,087	18,616	17,187	18,599
Diluted	18,837	27,594	22,730	27,577

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three and six months ended June 30, 2021, and 2020, respectively (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)
	2021	2020	2021	2020
Net income (loss)	$10,074	$(26,822)	$3,965	$(86,399)
Income tax provision (benefit)	3,977	(12,605)	3,082	(33,495)
Interest expense, net	9,809	7,892	19,964	16,021
(Gain) loss on extinguishment and modification of debt	—	(1,159)	5,997	(1,159)
Depreciation and amortization	4,996	4,761	9,725	10,045
Stock-based compensation	894	657	1,956	1,181
Transaction costs	390	1,213	5,105	2,240
Business realignment costs	66	456	256	2,167
Impairment of long-lived and intangible assets	95	28,655	95	107,715
Other (a)	(6)	(971)	250	(746)
Adjusted EBITDA	$30,295	$2,077	$50,395	$17,570
Political Adjusted EBITDA	(649)	(753)	(1,023)	(1,881)
Adjusted EBITDA (Excluding Political)	$29,646	$1,324	$49,372	$15,689
Political Adjusted EBITDA	649	753	1,023	1,881
Net cash paid for interest	(1)	(12,309)	(7,151)	(15,746)
Capital expenditures	(2,979)	(2,717)	(4,839)	(8,343)
Cash paid for taxes	(414)	(444)	(484)	(444)
Adjusted EBITDA Less Interest, Capex and Taxes	$26,901	$(13,393)	$37,921	$(6,963)
(a) Other includes net loss (gain) on sale and retirement of assets and other income, net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended June 30, 2021 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	(Unaudited)
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	June 30, 2021
Net income (loss)	$1,311	$4,537	$(6,109)	$10,074	$9,813
Income tax provision (benefit)	451	9,186	(895)	3,977	12,719
Interest expense, net	7,692	7,707	10,155	9,809	35,363
Loss on extinguishment and modification of debt	—	—	5,997	—	5,997
Depreciation and amortization	5,248	4,814	4,729	4,996	19,787
Stock-based compensation	430	473	1,062	894	2,859
Transaction costs	384	29	4,715	390	5,518
Business realignment costs	472	450	190	66	1,178
Impairment of long-lived and intangible assets	1,343	—	—	95	1,438
Other (a)	173	(164)	256	(6)	259
Adjusted EBITDA	$17,504	$27,032	$20,100	$30,295	$94,931
(a) Other includes net loss (gain) on sale and retirement of assets and other income, net.

The following tables reconcile Operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income (Loss) by segment for the three months ended June 30, 2021 and 2020 (in thousands):

	Three Months ended June 30, 2021
	(Unaudited)
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	$25,705	$5,686	$455	$(8,026)	$23,820
Depreciation and amortization	3,370	281	41	1,304	4,996
Corporate expenses	—	—	—	5,452	5,452
Stock-based compensation	74	128	3	689	894
Transaction costs	—	—	—	390	390
Business realignment costs	—	—	4	62	66
Impairment of long-lived and intangible assets	—	—	—	95	95
Net loss on sale and retirement of assets	—	—	—	34	34
Adjusted Operating Income	$29,149	$6,095	$503	$—	$35,747

	Three Months ended June 30, 2020
	(Unaudited)
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating (loss) income	$(27,840)	$4,989	$(194)	$(10,610)	$(33,655)
Depreciation and amortization	3,722	133	130	776	4,761
Corporate expenses	—	—	—	7,570	7,570
Stock-based compensation	28	22	2	605	657
Transaction costs	—	—	—	1,213	1,213
Business realignment costs	—	—	—	456	456
Impairment of long-lived and intangible assets	28,655	—	—	—	28,655
Net gain on sale and retirement of assets	—	—	—	(10)	(10)
Adjusted Operating Income (Loss)	$4,565	$5,144	$(62)	$—	$9,647

The following tables reconcile Operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the six months ended June 30, 2021, and 2020 (in thousands):

	Six Months ended June 30, 2021
	(Unaudited)
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	$40,425	$11,047	$330	$(19,171)	$32,631
Depreciation and amortization	6,864	697	86	2,078	9,725
Corporate expenses	—	—	—	9,586	9,586
Stock-based compensation	222	283	9	1,442	1,956
Transaction costs	—	—	—	5,105	5,105
Business realignment costs	—	—	18	238	256
Impairment of long-lived and intangible assets	—	—	—	95	95
Net loss on sale and retirement of assets	—	—	—	627	627
Adjusted Operating Income	$47,511	$12,027	$443	$—	$59,981

	Six Months ended June 30, 2020
	(Unaudited)
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	$(93,299)	$9,380	$188	$(22,035)	$(105,766)
Depreciation and amortization	6,884	267	265	2,629	10,045
Corporate expenses	—	—	—	13,960	13,960
Stock-based compensation	80	46	4	1,051	1,181
Transaction costs	—	—	—	2,240	2,240
Business realignment costs	—	—	—	2,167	2,167
Impairment of long-lived and intangible assets	107,715	—	—	—	107,715
Net gain on sale and retirement of assets	—	—	—	(12)	(12)
Adjusted Operating Income	$21,380	$9,693	$457	$—	$31,530